Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road Suite 1000 Phoenix, Arizona 85016-4232 www.dlapiper.com

September 23, 2021

SmartRent, Inc.

18834 N. Thompson Peak Parkway

Scottsdale, Arizona 85255

Ladies and Gentlemen:

We have acted as counsel to SmartRent, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”) on the date hereof, including a prospectus (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale, from time to time, by the selling stockholders named therein (the “Selling Stockholders”) of up to 132,632,441 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied as to certain matters on information obtained from public officials and officers of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; and (vi) all shares of the Class A Common Stock have been, or will be, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement.

Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that the Class A Common Stock has been validly issued and is fully paid and nonassessable.

The above opinion is limited in all respects to the General Corporation Law of the State of Delaware. We do not express any opinion as to the laws of any other jurisdiction.

The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or the Class A Common Stock may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, including principles that may limit enforceability

SmartRent, Inc.

September 23, 2021

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of indemnification, contribution or similar provisions, concepts of materiality, reasonableness, good faith and fair dealing, the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)